UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 22, 2015
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A. Apples, Switzerland c/o Logitech Inc. 7700 Gateway Boulevard Newark, California 94560 (Address of principal executive offices and zip code)

(510) 795-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 22, 2015, Logitech International S.A. (“Logitech”) issued a press release regarding its financial results for the quarter and year ended March 31, 2015.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 and Item 9.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On April 22, 2015, Logitech International S.A. (“Logitech”) committed to pursue a restructuring, including exiting the OEM business, reorganizing Lifesize to sharpen its focus on its cloud-based offering, and streamlining the company's overall cost structure through product, overhead and infrastructure cost reductions and a targeted resource realignment. The restructuring is part of Logitech’s efforts to transform the company into a simpler, faster, growing company, focused on its Retail Strategic (including Profit Maximization and Growth categories) business. Logitech expects to use the savings from the restructuring to offset currency headwinds and to invest in future growth.

Logitech expects that it will recognize restructuring charges of approximately $15 million to $20 million, consisting primarily of severance, other one-time termination benefits, and other restructuring charges. Logitech expects that substantially all of these charges will be recognized during fiscal year 2016. Logitech’s estimate of the amount or range of amounts of these charges by category, and the amount or range of amounts of the charges that will result in future cash expenditures, will be disclosed in subsequent filings with the Securities and Exchange Commission within four business days after Logitech makes a determination of such an estimate or range of estimates.

The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include the timing and elements of the restructuring, exiting the OEM business, reorganizing Lifesize, product, overhead and infrastructure cost reductions, the expected use of savings from restructuring, Logitech's ability to offset currency exchange rate fluctuations, investment in growth, the scope and estimated amount of the charges of the restructuring, the timing and form of related charges, and Logitech’s ability to transform its business. Statements regarding future events are based on Logitech’s current expectations and are subject to associated risks and uncertainties related to the completion of the restructuring in the manner anticipated by Logitech. These forward-looking statements may differ materially from actual future events or results due to a variety of factors, including: Logitech’s ability to implement the workforce reductions in various geographies; possible changes in the size, timing and components of the restructuring or the expected costs and charges associated with the restructuring; the manner in and timing by which the Company exits the OEM business; uncertainty regarding the future of currency exchange rates; and risks associated with Logitech’s ability to achieve planned expense reductions and improved performance.  Please see the “Risk Factors” section of Logitech’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q, for other factors that could cause Logitech’s results to vary from expectations.  Logitech undertakes no obligation to revise or update publicly any forward-looking statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

d)                                Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1                      Press release issued on April 22, 2015 including financial results for the quarter and year ended March 31, 2015.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Bracken P. Darrell

Bracken P. Darrell
President and Chief Executive Officer

/s/ Vincent Pilette

Vincent Pilette
Chief Financial Officer

April 22, 2015

EXHIBIT INDEX

99.1                      Press release issued on April 22, 2015 including financial results for the quarter and year ended March 31, 2015.